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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of BreitBurn Energy Partners L.P. of our reports dated January 27, 2006, except for Note 9, as to which the date is September 15, 2006, relating to our audits of the consolidated financial statements of Nautilus Resources, LLC as of December 31, 2004 and March 1, 2005, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ HEIN & ASSOCIATES LLP HEIN & ASSOCIATES LLP

Denver, Colorado
September 21, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM